N E W S R E L E A S E
(For Immediate Release)

UNITEDHEALTH GROUP REPORTS FIRST QUARTER PERFORMANCE

•Revenues of $70.2 Billion Grew 9%, led by Balanced Growth at Optum and UnitedHealthcare
•Earnings from Operations Grew 35% to $6.7 Billion
•Cash Flows from Operations were $6.0 Billion or 1.2x Net Income
•Net Earnings were $5.08 Per Share and Adjusted Earnings were $5.31 Per Share

MINNETONKA, Minn. (April 15, 2021) – Strong, well-diversified business performance contributed to growth across UnitedHealth Group (NYSE: UNH) in the first quarter 2021, even as the Company continued to support consumers, customers and the broader health system in the pandemic response.
“The unique combined capabilities of Optum and UnitedHealthcare and the unwavering commitment of our people continue to help advance the way care is delivered, improving results for those we serve and shareholders,” said Andrew Witty, chief executive officer of UnitedHealth Group.
Based upon initial 2021 business performance trends, the Company increased its full year net earnings outlook to $17.15 to $17.65 per share and adjusted earnings to $18.10 to $18.60 per share. This outlook continues to include approximately $1.80 per share in potential net unfavorable impact to accommodate continuing COVID-19 effects, such as: testing and treatment costs; the residual impact of people having deferred care in 2020; and unemployment and other economy-driven factors. COVID-19 treatment and testing during the quarter was higher than expected, paired with higher elective care deferral patterns. UnitedHealth Group is focused on encouraging and helping people to obtain the care they need, including vaccinations, and expects a continued rise in provision of care as the year progresses. The Company has provided support to ensure continued stability of the health system in response to the pandemic. For more information about UnitedHealth Group’s response to COVID-19, go to https://www.unitedhealthgroup.com/newsroom/addressing-covid.html.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020
Revenues	$70.2 billion	$64.4 billion	$65.5 billion
Earnings from Operations	$6.7 billion	$5.0 billion	$3.5 billion
Net Margin	6.9%	5.2%	3.4%

•UnitedHealth Group’s first quarter 2021 revenues of $70.2 billion grew $5.8 billion or 9.0% year-over-year, reflecting broad-based growth across Optum and UnitedHealthcare.
•First quarter 2021 earnings from operations grew $1.7 billion or 34.9% year-over-year to $6.7 billion, with both Optum and UnitedHealthcare contributing to the expansion.
•The first quarter medical care ratio of 80.9% compared to 81.0% in first quarter 2020. Favorable medical reserve development was $1.0 billion in the quarter compared to $850 million in the fourth quarter 2020 and $580 million in the first quarter last year. Days claims payable of 49.8 days compared to 47.8 days in the fourth quarter 2020 and 50.5 days in the first quarter 2020.
•The first quarter 2021 operating cost ratio of 14.6% decreased from 15.5% in first quarter 2020 due to the repeal of the health insurance tax and continued operating efficiency gains, partially offset by business mix, and increased service, growth and innovation investments.
•Cash flows from operations in first quarter 2021 were $6.0 billion, or 1.2 times net income.
•Return on equity of 29.5% in the quarter reflected the Company’s strong overall operating performance and efficient capital structure.

UnitedHealthcare provides health care benefits globally, serving individuals and employers, and Medicare and Medicaid beneficiaries. UnitedHealthcare is dedicated to improving the value consumers receive by reducing the total cost of care, enhancing the quality of care received, improving health and wellness and simplifying the health care experience.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020
Revenues	$55.1 billion	$51.1 billion	$50.3 billion
Earnings from Operations	$4.1 billion	$2.9 billion	$396 million
Operating Margin	7.5%	5.7%	0.8%

•UnitedHealthcare first quarter revenues of $55.1 billion grew by $4.0 billion or 7.9% compared to last year, led by continued growth in people served by community and senior programs.
•In the first quarter 2021, people served by UnitedHealthcare grew by more than 1 million since the end of 2020.
•First quarter 2021 operating earnings were $4.1 billion compared to $2.9 billion last year, reflecting growth in people served and the absence of an extra calendar day which impacted first quarter 2020.
•Growth highlights include: strong individual Medicare Advantage membership growth during the annual enrollment period, several large new Group MA business wins and growth in people served in Dual Special Needs Plans; a Medicaid contract award in Oklahoma to serve TANF, CHIP and expansion populations across the state; and continued strong growth in specialty products, including dental and vision, and a strong commercial benefits selling season.

Optum is a health services business serving the global health care marketplace, including payers, care providers, employers, governments, life sciences companies and consumers. Using market-leading information, data analytics, technology and clinical insights, Optum helps improve overall health system performance: optimizing care quality, reducing health care costs and improving the consumer experience.

Quarterly Financial Performance
	Three Months Ended
	March 31,	March 31,	December 31,
	2021	2020	2020
Revenues	$36.4 billion	$32.8 billion	$35.9 billion
Earnings from Operations	$2.6 billion	$2.1 billion	$3.1 billion
Operating Margin	7.2%	6.4%	8.7%

•Optum first quarter revenues grew 10.8% to $36.4 billion and operating earnings grew 24.8% to $2.6 billion.
•OptumHealth revenue per consumer served increased 31% year-over-year during the first quarter 2021, driven by growth in the number of people served in value-based care arrangements and increasing acuity of the care services provided. OptumHealth served 99 million people at the end of first quarter 2021 compared to 96 million people a year ago.
•OptumInsight’s revenue backlog increased by $1.6 billion in the first quarter to $20.8 billion, driven by growth in comprehensive managed services, including revenue management, payment integrity, information technology and data analytics. As previously announced, the OptumInsight and Change Healthcare (NASDAQ: CHNG) combination is expected to close during the second half 2021. This combination will more effectively connect and simplify core clinical, administrative and payment processes, resulting in better health outcomes and experiences for users, at lower cost.
•OptumRx revenues and earnings grew modestly compared to the first quarter of 2020 and adjusted scripts were 329 million compared to 339 million last year. First quarter 2020 included the advance provision of medications to people served in response to COVID-related supply concerns, with script levels then receding with care deferral patterns.
•Growth highlights include: continued expansion of Optum Care’s integrated local care delivery networks, including expanded digital capabilities and strong growth serving seniors across in-home, clinic-based and other ambulatory care settings; OptumInsight new business wins, contract extensions and pipeline growth in comprehensive managed services; strong execution at OptumRx onboarding hundreds of new clients and continued growth and diversification of pharmacy care services, including community-based behavioral health pharmacies, alternate site infusion services, e-commerce, specialty pharmacy, prescription discount cards and multi-dose packaging.

About UnitedHealth Group
UnitedHealth Group (NYSE: UNH) is a diversified health care company dedicated to helping people live healthier lives and helping make the health system work better for everyone. UnitedHealth Group offers a broad spectrum of products and services through two distinct platforms: Optum, which provides information and technology-enabled health services; and UnitedHealthcare, which provides health care coverage and benefits services. For more information, visit UnitedHealth Group at www.unitedhealthgroup.com or follow @UnitedHealthGrp on Twitter.

Earnings Conference Call
As previously announced, UnitedHealth Group will discuss the company’s results, strategy and future outlook on a conference call with investors at 8:45 a.m. Eastern Time today. UnitedHealth Group will host a live webcast of this conference call from the Investor Relations page of the company’s website (www.unitedhealthgroup.com). Following the call, a webcast replay will be available on the same site through April 29, 2021. The conference call replay can also be accessed by dialing 1-855-859-2056, Conference ID: 2769667. This earnings release and the Form 8-K dated April 15, 2021 can also be accessed from the Investor Relations page of the Company’s website.

Non-GAAP Financial Information
This news release presents non-GAAP financial information provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of the non-GAAP financial information to the most directly comparable GAAP financial measure is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements
The statements, estimates, projections, guidance or outlook contained in this document include “forward-looking” statements which are intended to take advantage of the “safe harbor” provisions of the federal securities law. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “forecast,” “outlook,” “plan,” “project,” “should” and similar expressions identify forward-looking statements. These statements may contain information about financial prospects, economic conditions and trends and involve risks and uncertainties. Actual results could differ materially from those that management expects, depending on the outcome of certain factors including: risks associated with public health crises, large-scale medical emergencies and pandemics, such as the COVID-19 pandemic; our ability to effectively estimate, price for and manage medical costs; new or changes in existing health care laws or regulations, or their enforcement or application; the DOJ’s legal action relating to the risk adjustment submission matter; our ability to maintain and achieve improvement in quality scores impacting revenue; reductions in revenue or delays to cash flows received under government programs; changes in Medicare, the CMS star ratings program or the application of risk adjustment data validation audits; failure to maintain effective and efficient information systems or if our technology products do not operate as intended; cyberattacks, other privacy/data security incidents, or our failure to comply with related regulations; risks and uncertainties associated with the pharmacy benefits management industry; competitive pressures; changes in or challenges to our public sector contract awards; our ability to contract on competitive terms with physicians, hospitals and other service providers; failure to attract, develop, retain, and manage the succession of key employees and executives; the impact of potential changes in tax laws and regulations (including any increase in the U.S. income tax rate applicable to corporations); failure to achieve targeted operating cost productivity improvements; increases in costs and other liabilities associated with litigation, government investigations, audits or reviews; failure to manage successfully our strategic alliances or complete or receive anticipated benefits of strategic transactions; fluctuations in foreign currency exchange rates; downgrades in our credit ratings; our investment portfolio performance; impairment of our goodwill and intangible assets; and our ability to obtain sufficient funds from our regulated subsidiaries or from external financings to fund our obligations, maintain our debt to total capital ratio at targeted levels, maintain our quarterly dividend payment cycle, or continue repurchasing shares of our common stock. This above list is not exhaustive. We discuss these matters, and certain risks that may affect our business operations, financial condition and results of operations more fully in our filings with the SEC, including our reports on Forms 10-K, 10-Q and 8-K. By their nature, forward-looking statements are not guarantees of future performance or results and are subject to risks, uncertainties and assumptions that are difficult to predict or quantify. Actual results may vary materially from expectations expressed or implied in this document or any of our prior communications. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

# # #

Investors:	Brett Manderfeld	Media:	Matt Stearns
	Senior Vice President		Senior Vice President
	952-936-7216		202-276-0085

UNITEDHEALTH GROUP
Earnings Release Schedules and Supplementary Information
Quarter Ended March 31, 2021

•Condensed Consolidated Statements of Operations
•Condensed Consolidated Balance Sheets
•Condensed Consolidated Statements of Cash Flows
•Supplemental Financial Information - Businesses
•Supplemental Financial Information - Business Metrics
•Reconciliation of Non-GAAP Financial Measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
Premiums	$55,486	$50,640
Products	8,340	8,431
Services	5,918	4,985
Investment and other income	452	365
Total revenues	70,196	64,421
Operating costs
Medical costs	44,904	41,000
Operating costs	10,223	10,015
Cost of products sold	7,572	7,687
Depreciation and amortization	758	723
Total operating costs	63,457	59,425
Earnings from operations	6,739	4,996
Interest expense	(397)	(437)
Earnings before income taxes	6,342	4,559
Provision for income taxes	(1,364)	(1,094)
Net earnings	4,978	3,465
Earnings attributable to noncontrolling interests	(116)	(83)
Net earnings attributable to UnitedHealth Group common shareholders	$4,862	$3,382
Diluted earnings per share attributable to UnitedHealth Group common shareholders	$5.08	$3.52
Adjusted earnings per share attributable to UnitedHealth Group common shareholders (a)	$5.31	$3.72
Diluted weighted-average common shares outstanding	957	962
(a)See page 6 for a reconciliation of the non-GAAP measure

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(unaudited)

	March 31, 2021	December 31, 2020
Assets
Cash and short-term investments	$22,917	$19,781
Accounts receivable, net	15,980	12,870
Other current assets	20,611	21,067
Total current assets	59,508	53,718
Long-term investments	42,406	41,242
Other long-term assets	103,257	102,329
Total assets	$205,171	$197,289
Liabilities, redeemable noncontrolling interests and equity
Medical costs payable	24,833	$21,872
Short-term borrowings and current maturities of long-term debt	8,838	4,819
Other current liabilities	46,970	45,729
Total current liabilities	80,641	72,420
Long-term debt, less current maturities	37,420	38,648
Other long-term liabilities	16,528	15,682
Redeemable noncontrolling interests	1,269	2,211
Equity	69,313	68,328
Total liabilities, redeemable noncontrolling interests and equity	$205,171	$197,289

UNITEDHEALTH GROUP
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Operating Activities
Net earnings	$4,978	$3,465
Noncash items:
Depreciation and amortization	758	723
Deferred income taxes and other	286	247
Share-based compensation	256	231
Net changes in operating assets and liabilities	(273)	(1,723)
Cash flows from operating activities	6,005	2,943
Investing Activities
(Purchases of investments, net of sales and maturities) Sales and maturities, net of purchases	(1,714)	30
Purchases of property, equipment and capitalized software	(568)	(469)
Cash paid for acquisitions, net	(1,193)	(929)
Other, net	(232)	(165)
Cash flows used for investing activities	(3,707)	(1,533)
Financing Activities
Common share repurchases	(1,650)	(1,691)
Dividends paid	(1,181)	(1,024)
Net change in short-term borrowings and long-term debt	2,907	10,797
Other, net	711	1,221
Cash flows from financing activities	787	9,303
Effect of exchange rate changes on cash and cash equivalents	(51)	(129)
Increase in cash and cash equivalents	3,034	10,584
Cash and cash equivalents, beginning of period	16,921	10,985
Cash and cash equivalents, end of period	$19,955	$21,569

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESSES
(in millions, except percentages)
(unaudited)

	Three Months Ended March 31,
	2021	2020
Revenues
UnitedHealthcare	$55,114	$51,068
Optum	36,384	32,839
Eliminations	(21,302)	(19,486)
Total consolidated revenues	$70,196	$64,421
Earnings from Operations
UnitedHealthcare	$4,108	$2,888
Optum (a)	2,631	2,108
Total consolidated earnings from operations	$6,739	$4,996
Operating Margin
UnitedHealthcare	7.5%	5.7%
Optum	7.2%	6.4%
Consolidated operating margin	9.6%	7.8%

Revenues
UnitedHealthcare Employer & Individual	$14,632	$14,280
UnitedHealthcare Medicare & Retirement	25,474	23,152
UnitedHealthcare Community & State	12,973	11,453
UnitedHealthcare Global	2,035	2,183

OptumHealth	$12,403	$9,192
OptumInsight	2,852	2,494
OptumRx	21,604	21,557
Optum eliminations	(475)	(404)
(a)Earnings from operations for Optum for the three months ended March 31, 2021 and 2020 included $962 and $712 for OptumHealth; $779 and $536 for OptumInsight; and $890 and $860 for OptumRx, respectively.

UNITEDHEALTH GROUP
SUPPLEMENTAL FINANCIAL INFORMATION - BUSINESS METRICS

UNITEDHEALTHCARE CUSTOMER PROFILE
(in thousands)

People Served	March 31, 2021	December 31, 2020	March 31, 2020
Commercial:
Risk-based	7,860	7,910	8,215
Fee-based	18,455	18,310	18,825
Total Commercial	26,315	26,220	27,040
Medicare Advantage	6,335	5,710	5,575
Medicaid	6,975	6,620	5,880
Medicare Supplement (Standardized)	4,390	4,460	4,440
Total Community and Senior	17,700	16,790	15,895
Total UnitedHealthcare - Domestic Medical	44,015	43,010	42,935
Global	5,460	5,425	5,605
Total UnitedHealthcare - Medical	49,475	48,435	48,540

Supplemental Data
Medicare Part D stand-alone	3,795	4,045	4,150

OPTUM PERFORMANCE METRICS

	March 31, 2021	December 31, 2020	March 31, 2020
OptumHealth Consumers Served (in millions)	99	98	96
OptumInsight Contract Backlog (in billions)	$20.8	$20.2	$19.2
OptumRx Quarterly Adjusted Scripts (in millions)	329	331	339

Note: UnitedHealth Group served 145 million unique individuals across all businesses at March 31, 2021.

UNITEDHEALTH GROUP
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
(in millions, except per share data)
(unaudited)
ADJUSTED NET EARNINGS PER SHARE(a)

	Three Months Ended March 31,		Projected Year Ended December 31,
	2021	2020	2021
GAAP net earnings attributable to UnitedHealth Group common shareholders	$4,862	$3,382	$16,300 - $16,850
Intangible amortization	294	265	~1,190
Tax effect of intangible amortization	(71)	(65)	~(290)
Adjusted net earnings attributable to UnitedHealth Group common shareholders	$5,085	$3,582	$17,200 - $17,750

GAAP diluted earnings per share	$5.08	$3.52	$17.15 - $17.65
Intangible amortization per share	0.31	0.27	~1.25
Tax effect per share of intangible amortization	(0.08)	(0.07)	~(0.30)
Adjusted diluted earnings per share	$5.31	$3.72	$18.10 - $18.60

(a)Adjusted net earnings per share is a non-GAAP financial measure. Non-GAAP financial measures should be considered in addition to, but not as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

Adjusted net earnings per share excludes from the relevant GAAP metric, as applicable, intangible amortization and other items, if any, that do not relate to the Company's underlying business performance. Management believes that the use of adjusted net earnings per share provides investors and management useful information about the earnings impact of acquisition-related intangible asset amortization. As amortization fluctuates based on the size and timing of the Company’s acquisition activity, management believes this exclusion provides a more useful comparison of the Company's underlying business performance and trends from period to period. While intangible assets contribute to the Company’s revenue generation, the intangible amortization is not directly related. Therefore, the related revenues are included in adjusted earnings per share.